Exhibit 99.1

ACCELRYS ANNOUNCES FIRST QUARTER RESULTS

San Diego, May 3, 2012 — Accelrys, Inc. (NASDAQ: ACCL) today reported financial results for the fiscal quarter ended March 31, 2012. Non-GAAP revenue for the quarter ended March 31, 2012 increased $2.3 million to $41.8 million from $39.5 million for the same quarter of the previous year, or an increase of 6%.

Non-GAAP net income was $4.6 million, or $0.08 per diluted share, for the quarter ended March 31, 2012 compared to non-GAAP net income of $4.7 million, or $0.08 per diluted share, for the same quarter of the previous year. Non-GAAP free cash flow was $7.7 million for the quarter ended March 31, 2012 compared to non-GAAP free cash flow of $9.1 million for the same quarter of the previous year.

The GAAP results for the quarter ended March 31, 2012 were impacted by the business combination accounting associated with the acquisitions of Contur Industry Holding AB and Contur Software AB (collectively, “Contur”) and VelQuest Corporation (“VelQuest”), both in 2011, and the merger with Symyx Technologies in 2010, and by other nonrecurring acquisition-related and restructuring costs. GAAP revenue, GAAP operating loss, GAAP royalty and other income and GAAP net loss for the quarter ended March 31, 2012 were negatively impacted by fair value adjustments to both deferred revenue ($2.4 million) and deferred royalty income ($0.2 million). GAAP operating loss was also negatively impacted by business consolidation, transaction and restructuring costs ($0.6 million), stock-based compensation expense ($1.8 million), and purchased intangible asset amortization ($4.2 million), offset by an adjustment to include acquisition-related cost of revenue related to VelQuest non-GAAP revenue recognized during the quarter ended March 31, 2012 ($0.2 million). GAAP net loss for the same period was negatively impacted by additional purchased intangible asset amortization ($0.4 million), offset by removing the impact ($0.1 million) of the amortization of note receivable discount related to our promissory note receivable from Intermolecular, Inc. (“Intermolecular”).

GAAP revenue for the quarter ended March 31, 2012 increased $4.8 million to $39.4 million from $34.6 million for the same quarter of the previous year, or an increase of 14%. GAAP net loss was $(2.3) million or $(0.04) per diluted share, for the current quarter compared to GAAP net loss of $(5.7) million, or $(0.10) per diluted share, for the same quarter of the previous year.

“We had a solid start to the year and I am pleased with our financial performance in the first quarter,” said Max Carnecchia, President and Chief Executive Officer of Accelrys. “I am especially excited about our combination with VelQuest and the rapid progress we’ve made bringing our teams together. Our collective R&D organizations have completed a combined product roadmap and our joint sales teams have been trained on our full product portfolio. These efforts put us in a strong position to take advantage of the significant opportunity we see in helping our customers optimize their downstream analytical, development and quality areas.”

Recent Business Highlights:

•

Made significant progress on the integration of the VelQuest business, combining our people, processes and systems, and developing an integrated product roadmap that takes advantage of our combined portfolio, further executing on our strategy of moving downstream from research into Development, Quality Control and Quality Assurance.

•

Announced the Accelrys Enterprise Platform, the first scientifically aware, service-oriented architecture, delivering access to experimental information, automating key processes across the lab-to-market value chain and helping science-driven companies close the innovation productivity gap that is slowing time-to-market, hampering competitiveness and increasing compliance risk. The Accelrys Enterprise Platform is part of a category of software focused on delivering technology infrastructure that support science-driven product development which we term “Scientific Innovation Lifecycle Management”, or SILM.

Calendar Year 2012 Outlook

For the year ending December 31, 2012, the Company expects non-GAAP revenue to be between $165 and $170 million, and non-GAAP diluted earnings per share to be between $0.32 and $0.34 per diluted share on fully diluted weighted average shares outstanding of 56 million and using an effective tax rate of 40%.

Non-GAAP Financial Measures:

This press release describes financial measures for revenue, operating income, net income, net income per diluted share and free cash flow that exclude deferred revenue fair value adjustments, acquisition-related cost of revenue, business consolidation, transaction and restructuring costs, stock-based compensation expense, purchased intangible asset amortization, royalty income fair value adjustments, amortization of note receivable discount, and income tax adjustments. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles.

Management believes these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management and the Board of Directors utilize these measures, in addition to GAAP measures, when evaluating and comparing the Company’s operating performance against internal financial forecasts and budgets. These non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. In addition, these non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

For additional information on the items excluded by the Company from its non-GAAP financial measures please refer to the Form 8-K regarding this release that was furnished today to the Securities and Exchange Commission.

The following table contains a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures (unaudited, amounts in thousands, except per share amounts, including footnotes):

	Three Months Ended March 31,
	2012	2011
GAAP Revenue	$39,439	$34,600
Deferred revenue fair value adjustment[1]	2,357	4,871

Non-GAAP Revenue	$41,796	$39,471

GAAP Operating loss	$(3,188)	$(7,487)
Deferred revenue fair value adjustment[1]	2,357	4,871
Acquisition-related cost of revenue[2]	(223)	—
Business consolidation, transaction and restructuring costs[3]	639	1,645
Stock-based compensation expense[4]	1,791	1,280
Purchased intangible asset amortization[5]	4,176	4,431

Non-GAAP Operating income	$5,552	$4,740

Non-GAAP Operating income	$5,552	$4,740
Depreciation expense	804	929
Cash received for interest and royalty income	3,290	2,662
Cash (paid) for income taxes, net of refunds received	(1,164)	1,591
Capital expenditures	(771)	(857)

Non-GAAP Free cash flow	7,711	9,065

GAAP Net loss	$(2,254)	$(5,714)
Deferred revenue fair value adjustment[1]	2,357	4,871
Acquisition-related cost of revenue[2]	(223)	—
Business consolidation, transaction and restructuring costs[3]	639	1,645
Stock-based compensation expense[4]	1,791	1,280
Purchased intangible asset amortization[5]	4,599	5,022
Royalty income fair value adjustment[6]	200	203
Amortization of note receivable discount[8]	(120)	—
Income tax[7]	(2,377)	(2,619)

Non-GAAP Net income	$4,612	$4,688

GAAP Diluted net loss per share	$(0.04)	$(0.10)
Deferred revenue fair value adjustment[1]	0.04	0.09
Acquisition-related cost of revenue[2]	—	—
Business consolidation, transaction and restructuring costs[3]	0.01	0.03
Stock-based compensation expense[4]	0.03	0.02
Purchased intangible asset amortization[5]	0.08	0.09
Royalty income fair value adjustment[6]	—	—
Amortization of note receivable discount[8]	—	—
Income tax[7]	(0.04)	(0.05)

Non-GAAP Diluted net income per share	$0.08	$0.08

Weighted average shares used to compute net income (loss) per share
Basic	55,783	55,525
Diluted	56,512	56,488

[1]

Deferred revenue fair value adjustment relates to our merger with Symyx and acquisitions of Contur and VelQuest, and adds back the impact of writing down the acquired historical deferred revenue to fair value as required by purchase accounting guidance.

[2]	Acquisition-related cost of revenue relates to our acquisition of VelQuest, and adds back the impact of writing down the acquired deferred cost of revenue as required by purchase accounting guidance.
[3]

Business consolidation, transaction and restructuring costs are included in the business consolidation, transaction and restructuring costs line in our consolidated statements of operations and consist of accounting, legal, and other fees incurred in connection with our acquisition activities, including our merger with Symyx and acquisitions of Contur and VelQuest, as well as integration costs incurred in connection with such transactions, including consultant and employee related costs incurred during integration and transition periods. Also included are contingent compensation costs relating to the Contur acquisition as well as lease obligation exit costs, facility closure costs and severance and other related costs incurred in connection with the various restructuring activities commenced by the Company.

[4]	Stock-based compensation expense is included in our consolidated statements of operations as follows:

	Three Months Ended March 31,
	2012	2011
Cost of revenue	$142	$84
Product development	382	233
Sales and marketing	589	420
General and administrative	687	586
Business consolidation, transaction and restructuring costs	(9)	(43)

Total stock-based compensation expense	$1,791	$1,280

[5]	Purchased intangible asset amortization is included in our consolidated statements of operations as follows:

	Three Months Ended March 31,
	2012	2011
Amortization of completed technology	$2,081	$2,037
Purchased intangible asset amortization	2,095	2,394
Royalty and other income, net	423	591

Total purchased intangible amortization expense	$4,599	$5,022

[6]	Royalty income fair value adjustment relates to our merger with Symyx, and adds back the impact of writing down deferred royalty income to fair value as required by purchase accounting guidance.
[7]

Income tax adjustments relate to adjusting our non-GAAP operating results to reflect an effective tax rate of 40% that would be applied if the Company was in a taxable income position and was not able to utilize its net operating loss carryforwards. The income tax adjustment also excludes any impact of a release of our valuation allowance against deferred tax assets.

[8]

Amortization of note receivable discount adjusts the amortization of the discount on our promissory note receivable from Intermolecular in connection with the sale of intellectual property in November 2011.

Conference Call Details:

At 5:00 p.m. ET, May 3, 2012, Accelrys will conduct a conference call to discuss its financial results. To participate, please dial (866) 309-0459 (+ (937) 999-3232 outside the United States) and enter the access code, 75657647, approximately 15 minutes before the scheduled start of the call. The conference call will also be accessible live on the Investor Relations section of the Accelrys website at www.accelrys.com.

A replay of the conference call will be available online at www.accelrys.com and via telephone by dialing (855) 859-2056 (+1 (404) 537-3406 outside the United States) and entering access code, 75657647, beginning 8:00 p.m. ET on May 3, 2012 through 11:59 p.m. ET on July 3, 2012.

About Accelrys:

Accelrys (NASDAQ:ACCL), a leading scientific enterprise R&D software and services company, supports industries and organizations that rely on scientific innovation to differentiate themselves. The industry-leading Accelrys Enterprise Platform provides a broad, flexible scientific solution optimized to integrate the diversity of science, experimental processes and information requirements across the research, analytical, development, and quality phases of product development. By incorporating capabilities in applications for modeling and simulation, enterprise lab management, workflow and automation, and workflow and automation, Accelrys enables scientific innovators to access, organize, analyze and share data in unprecedented ways, ultimately enhancing innovation, improving productivity and compliance, reducing costs and speeding time from lab to market.

Headquartered in San Diego, Calif., Accelrys solutions are used by more than 1,300 customers in the pharmaceutical, biotechnology, energy, chemicals, aerospace, consumer packaged goods and industrial products industries and employs more than 200 full-time Ph.D. scientists. For more information about Accelrys, visit www.accelrys.com.

Forward-Looking Statements:

Statements contained in this press release relating to the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s expected non-GAAP revenue and diluted earnings per share for the year ending December 31, 2012 and statements relating to the Company’s long-term prospects and execution of its strategic growth and acquisition-related initiatives, are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks that the Company will not achieve its expected non-GAAP revenue or diluted earnings per share for the year ending December 31, 2012 and/or that the Company will not successfully execute its strategic growth and acquisition-related initiatives, in each case due to, among other possibilities, an inability to withstand negative conditions in the global economy or a lack of demand for or market acceptance of the Company’s products. Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, quarterly reports on Form 10-Q and current reports on Form 8-K. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements, and the Company disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future events or otherwise.

CONTACT:

Accelrys, Inc.

Michael A. Piraino

Executive Vice President &

Chief Financial Officer

858-799-5200

Investor Relations

MKR Group

Charles Messman or Todd Kehrli

323-468-2300

accl@mkr-group.com

ACCELRYS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Revenue:
License and subscription revenue	$21,697	$19,480
Maintenance on perpetual licenses	9,491	7,814
Content	3,543	4,048
Professional services and other	4,708	3,258

Total revenue	39,439	34,600

Cost of revenue:
Cost of revenue	9,878	9,649
Amortization of completed technology	2,081	2,037

Total cost of revenue	11,959	11,686

Gross profit	27,480	22,914
Operating expenses:
Product development	9,552	8,535
Sales and marketing	13,865	13,489
General and administrative	4,526	4,381
Business consolidation, transaction and restructuring costs	630	1,602
Purchased intangible asset amortization	2,095	2,394

Total operating expenses	30,668	30,401

Operating loss	(3,188)	(7,487)
Royalty and other income, net	1,631	2,280

Loss before taxes	(1,557)	(5,207)
Income tax expense	697	507

Net loss	$(2,254)	$(5,714)

Basic and diluted net loss per share	$(0.04)	$(0.10)
Weighted average shares used to compute net loss per share	55,783	55,525

ACCELRYS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2012	December 31, 2011
	(unaudited)	(audited)
Assets
Cash, cash equivalents, and marketable securities[1]	$165,767	$143,624
Trade receivables, net	28,387	40,706
Long-term investments	1,010	1,010
Notes receivable	34,759	34,720
Other assets, net[2]	182,860	187,826

Total assets	$412,783	$407,886

Liabilities and stockholders’ equity
Current liabilities, excluding deferred revenue	26,703	36,582
Deferred revenue, including current portion[3]	100,392	86,012
Deferred gain, including current portion[4]	25,974	25,974
Noncurrent liabilities, excluding deferred revenue and deferred gain[5]	11,122	10,634
Total stockholders’ equity	248,592	248,684

Total liabilities and stockholders’ equity	$412,783	$407,886

[1]

Cash, cash equivalents, and marketable securities consist of the following line items in our consolidated balance sheet: Cash and cash equivalents; Marketable securities; Marketable securities, net of current portion; and Restricted cash.

[2]

Other assets, net, consists of the following line items in our consolidated balance sheet: Prepaid expenses, deferred tax assets and other current assets; Property and equipment, net; Goodwill; Purchased intangible assets, net; and Other assets.

[3]	Total deferred revenue consists of the following line items in our consolidated balance sheet: Current portion of deferred revenue; and Deferred revenue, net of current portion.
[4]

Total deferred gain consists of the following line items in our consolidated balance sheet: Current portion of deferred gain on sale of intellectual property; and Deferred gain on sale of intellectual property, net of current portion.

[5]

Noncurrent liabilities, excluding deferred revenue and deferred gain consists of the following line items in our consolidated balance sheet: Accrued income tax; Accrued restructuring charges, net of current portion and Lease-related liabilities, net of current portion.